UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2005

_____________________________________________

instaCare Corp.

(Exact name of registrant as specified in its charter)

_____________________________________________

Nevada	000-33187	91-2105842
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2660 Townsgate Road
Suite 300
Westlake Village, CA	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including are code: (805) 446-1973

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

CN Pharmacy Agreement

On June 7, 2005, the Registrant and its subsidiary PDA Services, Inc. (collectively “INCA”) entered into an exclusive agreement with Colonia Natural Pharmacy, Inc., a New Jersey corporation, also known as CN Pharmacy, and individuals Mr. Svetislav Milic and Mr. Nathan Kaplan. There are no material relationships between the Registrant or its affiliates and any of the parties, other than in respect of the material definitive agreement.

Under the terms of the “Intangible Property License Acquisition Agreement”, Mr. Svetislav Milic, will transfer, register and convey, and INCA or its subsidiary shall receive, free and clear of all liens, encumbrances and liabilities, the wholesale drug distribution license (License Number 5003178) granted to Mr. Svetislav Milic by the State of New Jersey, and all rights and benefits thereto, plus the goodwill and know-how of Svetislav Milic, and other related rights granted the Licensee by virtue of this conveyance. Unless otherwise agreed to, Milic shall remain the control party of the transferred license for a period of three years after transfer, registration and conveyance.

In tandem with the Intangible Property License Acquisition Agreement, the parties entered into an “Exclusive Agreement Regarding Wholesale Drug Distribution License and Wholesale Drug Distribution Operations” wherein the conveyance shall include the rights to use of Colonia Natural Pharmacy Inc.’s office and warehouse facility approved for the storage and delivery of pharmaceuticals, and CNP will have no role, and thus, no responsibility or liability, in the conduct of the “d/b/a” business, including ordering, distribution, or business management of the wholesale business conducted by INCA.

As consideration for the conveyance, the Registrant agreed to issue to the grantor(s) four million (4,000,000) shares of restricted common stock, plus twenty-percent (20%) of the Registrant’s ownership in PDA Services, Inc., the license transfer, registration and conveyance target company. In addition, on each anniversary date after the conveyance, the Registrant shall issue to the grantor(s) an additional one million (1,000,000) shares of restricted common stock.

MAG Entities Agreement

On August 25, 2005, the Registrant formalized an agreement with Mercator Momentum Fund, LP, Monarch Pointe Fund, Ltd., and M.A.G., Capital, LLC, (collectively, the “MAG entities”) with respect to the registration default under Paragraph 8 of that certain Subscription Agreement dated February 7, 2005 by and between the parties (the “Subscription Agreement”). In consideration for the payment of the aggregate sum of $10,000 cash plus execution of the Secured Promissory Notes and Security Agreement attached hereto as Exhibits, the MAG entities agreed to waive the liquidated damages provision of Paragraph 10 with respect to any additional liquidated damages which may accrue after August 23, 2005, with the understanding that such waiver shall not be deemed a waiver of any other rights to which the MAG entities may have at law or equity.

Item 4.02 Non-Reliance on Previously Issued Financial Statements and Related Audit Report.

Non-Reliance on Financial Statements

On or about September 1, 2005, the Board of Directors of the Registrant concluded that its audited financial statements for the fiscal years ended December 31, 2004, 2003 and 2002 and the unaudited financial statements for the quarterly periods ended March 31, 2004, 2003, and 2002, and June 30, 2004, 2003, and 2002, and September 30, 2004, 2003 and 2002 (the “Relevant Periods”) are required to be restated as a result of an error in its previously issued consolidated financial statements dealing with stock-based compensation. Because of the restatement, the Registrant’s previously issued financial statements for the Relevant Periods, which are included in the Registrant’s Annual Reports on Form 10-KSB and the Quarterly Reports on Form 10-QSB filed with respect to the Relevant Periods, should no longer be relied upon.

The Registrant has restated its previously issued consolidated financial statements for matters related to the following previously reported items: stock-based compensation and loss on debt settlement. The Registrant’s accumulated (deficit) at December 31, 2003 and 2002 was increased by $116,931 and $111,935, respectively, as a result of the error corrections. The prior period errors had no effect on net income for the year ended December 31, 2004. The errors had an effect on net income for the years ended December 31, 2003 and 2002 in the amounts of ($116,931) and ($111,935) respectively.

The following table illustrates the impact of the restatement on the Registrant’s financial statements for the years ended December 31, 2004, 2003 and 2002:

	2004	2003	2002
Accumulated (deficit) at beginning of year, As previously reported	$(5,672,345)	$(3,192,427)	$(2,813,572)
Prior period adjustment – Error in valuation of Certain stock-based compensation in 2002 and 2003	-0-	(116,931)	(111,935)

Accumulated (deficit) at beginning of period, As restated	(5,672,345)	(3,309,358)	(383,851)

Net (loss)	(4,551,027)	(2,362,987)	(2,925,507)

Accumulated (deficit) at end of period	$(10,223,372)	$(5,672,345)	$(3,309,358)

On or about September 22, 2005, the Registrant’s Board of Directors and management of the Registrant reviewed and discussed the disclosures related to stock-based compensation required and described above. Representatives of the Registrant’s independent registered public accounting firm, Beckstead and Watts, LLP, also attended the meeting and discussed the matters disclosed in this Current Report on Form 8-K with the Registrant’s Board of Directors.

Accordingly, the Registrant filed an amendment to each of the Forms 10-QSB and Forms 10-KSB for the Relevant Periods with the Securities and Exchange Commission in order to reflect the revision of certain financial statement disclosures related to stock-based compensation.

After reviewing the circumstances leading up to the restatement, the Registrant believes that the errors were inadvertent and unintentional. The Registrant is also reviewing its internal control processes to determine whether there exists a material weakness in internal control over financial reporting with respect to accounting for disclosures related to stock-based compensation.

Non-Reliance on Audit Report

On or about October 14, 2005, Beckstead and Watts, LLP, the independent auditors for the Registrant, advised the Registrant that their audit report included in the Registrant’s amendment to its annual report on Form 10-KSB/A for the year ended December 31, 2004 (the “Annual Report”) should be replaced due to an inadvertent omission of certain language needed to qualify such report with respect to the uncertainty as to whether the Registrant could continue as a going concern. Such uncertainty was previously disclosed and discussed in Note 3 to the audited consolidated financial statements of the Registrant set forth in the Annual Report, although not reflected in the audit report set forth in the Annual Report. The amended audit report is attached hereto as Exhibit 99.1 and hereby replaces and supersedes the audit report filed with the Annual Report.

The Registrant’s Chief Executive Officer and Chief Financial Officer have discussed with Beckstead and Watts the matters disclosed in this Current Report. A letter from Beckstead and Watts addressed to the SEC stating that they agree with the disclosure set forth in this Item 4.02 is attached hereto as Exhibit 7.1.

Item 9. Exhibits.

7.1          Letter from Beckstead and Watts

10.1       CN Pharmacy Agreement

10.2       Mercator Momentum Fund, LP Secured Promissory Note

10.3       Monarch Pointe Fund, Ltd. Secured Promissory Note

99.1       Revised Audit Report from Beckstead and Watts dated October 17, 2005 replacing and superseding the Audit Report included in the Registrant’s Form 10-KSB/A (Amendment No. 1) filed on September 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

instaCare Corp.

By:/s/ Keith Berman
Keith Berman, CFO

Date: October 21, 2005